Registration No. 333-14459
                                   Rule 424 (b)(2)

PRICING SUPPLEMENT No. 45 Dated March 4, 1998 (To Prospectus dated November 18, 1996)

                         $3,000,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                        Medium Term Notes

           Due Nine Months or More from Date of Issue
                        ________________

Principal Amount:   $77,000,000

Price to Public:    100%

Proceeds to HFC:    99.98%

Issue Date:  March 6, 1998

Stated Maturity:  March 8, 1999

Redeemable On or After:  Not Applicable

Interest Rate:   5.747%

Interest Payment Dates:  On the 8th of September, 1998 and the
     Stated Maturity. If said day is not a Business Day, payments shall be made on the next succeeding Business Day.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Calculation Agent:  The Chase Manhattan Bank (National Association)

Agent:  Merrill Lynch & Co. - $25,000,000
        UBS Securities LLC  - $52,000,000

Agent's Discount or Commission:  0.02%


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